EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 13, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of Banner Resources Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 23, 2005